Pricing Supplement No. 16 Dated January 6, 1999
(To Prospectus dated November 6, 1997  File No. 333-29813:)
Filed Pursuant to:  Rule 424 (b) (3)





                                 $600,000,000.00

                                 COMDISCO, INC.

                           Medium-Term Notes, Series G
              Due from 9 Months to 15 years From the Date of Issue


                                MEDIUM TERM NOTE
                                   FIXED RATE


Date of Issue: January 11, 1999

Maturity Date: January 11, 2002

Principal Amount:  $19,000,000.00

Price to Public:  100%

Interest Rate:    6.34%

Interest Payment Dates: March 1 and Sept. 1


Form:    __X__ Book Entry            _____ Certificated

Optional Redemption Date:  N/A

Optional Repayment Date:   N/A

Agent's Discount or Commission:  $66,500.00

Cusip Number:     20033R FV 6